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                                                                     EXHIBIT 5.1


                     [LETTERHEAD] MORRIS, MANNING & MARTIN


                               November 1, 1996



HomeCom Communications, Inc.
Building 14, Suite 100
Piedmont Center
3535 Piedmont Road
Atlanta, Georgia 30305

         Re:     Registration Statement on Form S-1
                 Registration No. 333-12219

Ladies and Gentlemen:

         We have served as counsel for HomeCom Communications, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (No. 331-12219) (the "Registration Statement"), of a proposed public offering of 1,250,000 shares (the "Shares") of the Company's authorized common stock, $.0001 par value (the "Common Stock"), of which all 1,250,000 Shares are to be sold by the Company. In addition, the Company has granted to the underwriters an option to purchase 187,500 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").

         We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the outstanding shares of Common Stock, the Shares and the Over-Allotment Shares to be sold by the Company, as appropriate, as we have deemed necessary and advisable.

         Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that:

         1. The 1,250,000 Shares to be issued and sold by the Company will be, upon issuance, sale and delivery as contemplated in the Registration Statement, legally and validly issued, full paid and nonassessable.


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November 1, 1996
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         2.      The Over-Allotment Shares to be issued and sold by the Company will be, upon issuance, sale and delivery as contemplated in the Registration Statement, legally and validly issued, full paid and nonassessable.

         We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.

                                        Very truly yours,

                                        MORRIS, MANNING & MARTIN, L.L.P.




                                        /s/ Randall W. Johnson